                                                                    EXHIBIT 12.1


      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                                                          For the three
                                                        For the years ended December 31,              months ended March 31,
                                                ------------------------------------------------      ----------------------
                                                            (in millions, except ratio of earnings to fixed charges)

                                                 2001       2000      1999       1998      1997         2002        2001
                                                -------    ------    -------    -------    -----       ------      -------
Income (loss) before income tax                 (37,081)    8,022    (16,518)   (21,688)   8,809       (2,855)     (14,599)
Fixed charges                                     3,083     2,575      1,926      1,295      842          895          709
                                                -------    ------    -------    -------    -----       ------      -------
    Earnings                                    (33,998)   10,597    (14,592)   (20,393)   9,651       (1,960)     (13,890)
                                                =======    ======    =======    =======    =====       ======      =======

Interest expense                                     34        12         69         26       39           48            1
Portion of lease expense representative
  of interest                                     3,049     2,563      1,857      1,269      803          847          708
                                                -------    ------    -------    -------    -----       ------      -------

    Fixed charges                                 3,083     2,575      1,926      1,295      842          895          709
                                                =======    ======    =======    =======    =====       ======      =======

    Ratio of earnings to fixed charges               --       4.1         --         --     11.5           --           --
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